Exhibit 99.1

Contact: Lewis J. Critelli

President and Chief Executive Officer

Norwood Financial Corp.

(570) 253-1455

FOR IMMEDIATE RELEASE

May 22, 2020

Norwood Financial Corp. Clarifies Web Address for Virtual Annual Meeting of Stockholders

Honesdale, Pennsylvania— Norwood Financial Corp. (Nasdaq Global Market - NWFL) announced today a clarification of the web address for the Annual Meeting of Stockholders to be held over the internet in a virtual meeting format only on May 26, 2020, at 11:00 a.m. local time. The virtual meeting will be hosted at www.meetingcenter.io/258232153. The password for the meeting is NWFL2020. If you have previously voted, it is not necessary to vote at the meeting unless you wish to change your vote. Previously, the web address included the prefix https://. Norwood was recently advised that inclusion of such prefix in the web address has made it difficult to access the website. For this reason, the Company suggests that stockholders wishing to attend the Annual Meeting use the web address shown above, which is also posted on the Company’s website at https://www.waynebank.com/stockholder-services.

About Norwood Financial Corp.

Norwood Financial Corp. is the parent company of Wayne Bank, which operates from fifteen offices throughout Northeastern Pennsylvania and twelve offices in the Southern Tier of New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.